UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2008 (April 21, 2008)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13105 (Commission File Number)	43-0921172 (I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Retirement of Robert J. Messey; Appointment of John T. Drexler
     On April 21, 2008, Robert J. Messey announced his retirement as Senior Vice President and Chief Financial Officer of Arch Coal, Inc. (the “Company”), effective April 30, 2008. On April 24, 2008, the Company’s board of directors appointed John T. Drexler to succeed Mr. Messey as Senior Vice President and Chief Financial Officer, effective April 30, 2008.
     Mr. Drexler, 39, has served as the Company’s Vice President-Finance and Accounting since March 2006. From March 2005 to March 2006, Mr. Drexler served as the Company’s Director of Planning and Forecasting. Prior to March 2005, Mr. Drexler held several other positions within the Company’s finance and accounting department. Prior to joining the Company in 1998, Mr. Drexler was an Audit Manager with Ernst & Young LLP. Mr. Drexler is a certified public accountant.
     Mr. Drexler will receive an annual base salary of $325,000. Mr. Drexler will also be eligible to receive an annual cash incentive award with a target amount of 50% of his base salary, with the threshold for his annual cash incentive award to be 25% of his base salary and the maximum possible award to be two times his base salary. This annual award will be linked to the achievement of certain financial and operating objectives as measured by the Company’s safety, environmental, earnings before interest, taxes, depreciation and amortization and earnings per share as compared to targeted levels.
     In addition, on April 24, 2008, the Company’s board of directors approved the issuance of 34,400 non-qualified stock options to Mr. Drexler pursuant to the terms of the 1997 Stock Incentive Plan (the “Plan”) and the terms of a non-qualified stock option agreement (the “Award Agreement”). Under the terms of the Award Agreement, the stock options vest in three equal annual installments beginning on April 24, 2009, subject to Mr. Drexler’s continued employment. The Plan and the Award Agreement are attached as Exhibits 10.1 and 10.2 respectively and are hereby incorporated by reference.
     As an employee and executive officer of the Company, Mr. Drexler may receive certain benefits and perquisites, including medical and dental insurance, life insurance, disability insurance, financial and tax planning services and club membership dues. In addition, Mr. Drexler will continue to be eligible to participate in the Company’s thrift plan, qualified retirement plan, supplemental retirement plan and non-qualified deferred compensation plan. Prior to the appointment described above, Mr. Drexler was already a party to an employment agreement (the “Employment Agreement”) with the Company. The material terms of the Employment Agreement have been described by the Company in Item 5.02 of the Current Report on Form 8-K filed by the Company on November 16, 2006, which description is hereby incorporated by reference. The Employment Agreement is attached as Exhibit 10.3 and is hereby incorporated by reference.
     On April 21, 2008, the Company issued a press release announcing the retirement of Mr. Messey, and, on April 24, 2008, the Company issued a press release announcing the appointment of Mr. Drexler described above. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 hereto and are hereby incorporated by reference.
     Promotion of John W. Lorson and Gregory A. Szczepan
     On April 24, 2008, the Company announced the promotion of John W. Lorson to Vice President and Chief Accounting Officer and the promotion of Gregory A. Szczepan to Corporate Controller, effective April 30, 2008. Mr. Lorson has served as the Company’s controller and principal accounting officer since 1999. Mr. Lorson will continue to serve as the Company’s principal accounting officer. Mr. Szczepan has served as the Company’s assistant controller since joining the company in 2005.
     On April 24, 2008, the Company issued a press release announcing the promotions of Messrs. Lorson and Szczepan described above. A copy of the press release is attached as Exhibit 99.2 hereto and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
The following exhibits are attached hereto and filed herewith.

Exhibit
No.	Description

10.1*	Arch Coal, Inc. 1997 Stock Incentive Plan, as amended and restated on July 22, 2004 (incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.2*	Form of Non-Qualified Stock Option Agreement (incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the registrant on February 27, 2008).

10.3*	Form of Employment Agreement for Executive Officers of Arch Coal, Inc. (other than Steven F. Leer) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the registrant on November 16, 2006).

99.1	Press release dated April 21, 2008.

99.2	Press release dated April 24, 2008.

*	Denotes management contract or compensatory plan arrangements.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2008	Arch Coal, Inc.
	By:	/s/ Robert G. Jones
Robert G. Jones
Vice President – Law, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description

10.1*	Arch Coal, Inc. 1997 Stock Incentive Plan, as amended and restated on July 22, 2004 (incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.2*	Form of Non-Qualified Stock Option Agreement (incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the registrant on February 27, 2008).

10.3*	Form of Employment Agreement for Executive Officers of Arch Coal, Inc. (other than Steven F. Leer) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the registrant on November 16, 2006).

99.1	Press release dated April 21, 2008.

99.2	Press release dated April 24, 2008.

*	Denotes management contract or compensatory plan arrangements.

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